Exhibit 99.1

333 West Wacker Drive
Chicago IL 60606
Tel: +1 312 897-4000

Contact	Scott Sutton	Date	December 15, 2020
Telephone:	+1-224-343-5538	Email:	scott.sutton@lasalle.com

JLL Income Property Trust
Continues Significant Leasing Momentum Across Industrial Portfolio

Chicago (December 15, 2020) – JLL Income Property Trust, an institutionally managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX), announced the recent completion of 460,000 square feet of new industrial leases across its warehouse portfolio. The industrial portfolio’s occupancy rate is now 95% with the addition of five new leases across the $850 million of industrial holdings in 36 buildings across 12 key markets.

“This robust leasing activity demonstrates the exceptional momentum we continue to see within our geographically diverse, core industrial portfolio, even during this COVID-19 recessionary economic environment” said Allan Swaringen, President & CEO of JLL Income Property Trust. “Our strategy of owning core industrial properties in major distribution hubs allows us to attract and retain tenants, and drive cash flow and values over time. Even during times of economic uncertainty, we believe the performance of our industrial allocation, now over 25 percent of our fund, will create long-term value for our stockholders.”

JLL Income Property Trust industrial portfolio leasing highlights include:

•Secured a new lease for over 60,000 square feet at Taunton Distribution Center in suburban Boston for a five-year term. This property, now fully leased, is near New England’s primary transportation corridors and population centers enjoying excellent access to the I-495 highway system with direct connectivity to Boston, Providence, Worcester and the greater New England region.

•Added 114,000 square feet to an existing tenant’s lease and completed a two-year, 45,000 square foot lease to a health and wellness company in the Valencia Industrial Portfolio in Los Angeles’ Inland Empire. Overall, the four-building, 460,000-square-foot portfolio is fully leased to a diverse roster of eight national and local tenants.

•Completed a 15,000-square-foot lease at the O’Hare Industrial Portfolio expanding the existing tenant’s footprint for five years at this seven-building, 642,000-square-foot warehouse portfolio.

•Renewed an existing 225,000-square-foot tenant at Pinole Point Distribution Center, a three-building, 518,000-square-foot property in the San Francisco Bay market.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that gives investors access to a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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About JLL Income Property Trust (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
Jones Lang LaSalle Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing apartment, industrial, office and grocery-anchored retail properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages approximately $65 billion of assets in private and public real estate property and debt investments as of Q3 2020. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information please visit www.lasalle.com.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.